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                                                                    EXHIBIT 4.57

                             TWENTY-THIRD AMENDMENT
                               TO CREDIT AGREEMENT

            THIS TWENTY-THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 15, 1998 (the "Twenty-third Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Futorian Furnishings, Inc. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Futorian"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

            A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Twenty-third Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

            B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Twenty-third Amendment, to such amendment.

                                      TERMS

            In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 - Revolving Credit Note.

            Exhibit 1.1.3 of the Credit Agreement is hereby amended as set forth in Endorsement No. 7 thereto, which endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to the Revolving Credit Note such Endorsement No. 7 as duly executed and delivered by such authorized officers of each of the Borrowers on the date hereof and to insert on the face of the Revolving Credit Note the following legend:

            THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 7 DATED AS OF DECEMBER 15, 1998 WHICH IS ATTACHED HERETO.
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Section 2 - Revolving Credit Commitment.

            The definition of "Revolving Credit Commitment" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "Revolving Credit Commitment" means $327,500,000 during the fourth quarter of 1998 and thereafter.

Section 3 - Covenants.

            Section 4.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

            SECTION 4.1 Financial Covenants of Borrowers. Borrowers shall not at any time:

                  4.1.1 Current Ratio. Permit the ratio of Consolidated Current
            Assets to Consolidated Current Liabilities to be less than 0.25 to 1 on the last day of any fiscal quarter.

                  4.1.2 [Intentionally Omitted.]

                  4.1.3 [Intentionally Omitted.]

                  4.1.4 [Intentionally Omitted.]

                  4.1.5 Consolidated Net Worth. Permit Consolidated Net Worth to
            be less than $(415,000,000) on the last day of the fiscal quarter ended December 31, 1998, and each fiscal quarter thereafter.

                  4.1.6 Working Capital. Permit Working Capital to be less than:
            (i) $(280,000,000) on the last day of any fiscal quarter on or prior to December 31, 1998, and each fiscal quarter thereafter.

                  4.1.7 Total Debt. Permit Consolidated Indebtedness to exceed
            $432,500,000 at any time on or after December 31, 1998.

Section 4 - Overadvance Amount.

            The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

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            "Overadvance Amount" means $312,500,000 during the fourth fiscal quarter of 1998, and $327,500,000 during the first fiscal quarter of 1999 and thereafter.

Section 5 - Revolving Credit Maturity Date.

            The definition of "Revolving Credit Maturity Date" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

               "Revolving Credit Maturity Date" means January 3, 2000, when the
            Revolving Credit Note shall become due and payable in full.

Section 6 - Conditions to Effectiveness. This Twenty-third Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Twenty-third Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 7 - Representations and Warranties. The Borrowers hereby jointly and severally represent and warrant to the lender that:

            (a) the execution, delivery and performance by each of the Borrowers of this Twenty-third Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

            (b) that, after giving effect to this Twenty-third Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 8 - Miscellaneous.

            (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

            (b) This Twenty-third Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

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            (c) This Twenty-third Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

            (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Twenty-third Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Twenty-third Amendment, but nevertheless all such references shall be deemed to include this Twenty-third Amendment unless the context shall otherwise require.

            (e) This Twenty-third Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

            (f) The Bank agrees that Consolidated Furniture may use the proceeds of any borrowings under the Credit Agreement through and including June 30, 1999 to pay the gross amount of the federal and state income taxes due under that certain settlement (the "Settlement") with the Internal Revenue Service approved by order dated October 27, 1998 of the United States Bankruptcy Court for the Southern District of New York (Case No. 96B 40016 (JLG)). The Borrowers agree that upon any payment of any and all refunds in respect of any taxes due under the Settlement, the Borrowers shall immediately remit to the Bank the amount of any such refund as a payment under the Credit Agreement.

                            [SIGNATURE PAGES FOLLOW]


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            IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year third above written.

                                    COURT SQUARE CAPITAL LIMITED

                                    By:
                                         ------------------------------------
                                         M. Saleem Muqaddam
                                         Vice President

                                    CONSOLIDATED FURNITURE CORPORATION
                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Executive Vice President,
                                           Chief Financial Officer,
                                           Secretary, Treasurer and
                                           Controller

                                    FUTORIAN FURNISHINGS, INC.

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    SSC CORPORATION

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    CHOICE SEATS CORPORATION

                                    By:
                                         ------------------------------------
                                          John B. Sganga
                                          Treasurer, Vice President and
                                                 Secretary


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                            FORM OF ENDORSEMENT NO. 7

            COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 7 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

            A. Each occurance of the amount "$300,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "327,500,000" is inserted in lieu thereof.

            B. The words "Three Hundred Million," are deleted from the third paragraph of the Revolving Credit Note and the words "Three Hundred Twenty-Seven Million Five Hundred Thousand" are inserted in lieu thereof.

Date:  December 15, 1998

                                                      [Signatures]


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                                ENDORSEMENT NO. 7

            COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 7 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

            A. Each occurance of the amount "$300,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "327,500,000" is inserted in lieu thereof.

            B. The words "Three Hundred Million," as the case may be, are deleted from the third paragraph of the Revolving Credit Note and the words "Three Hundred Twenty-Seven Million Five Hundred Thousand" are inserted in lieu thereof.

Date:  December 15, 1998

                                    COURT SQUARE CAPITAL LIMITED

                                    By:
                                         ------------------------------------
                                         M. Saleem Muqaddam
                                         Vice President

                                    CONSOLIDATED FURNITURE CORPORATION
                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Executive Vice President,
                                           Chief Financial Officer,
                                           Secretary, Treasurer and
                                           Controller

                                    FUTORIAN FURNISHINGS, INC.

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary


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                                    SSC CORPORATION

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    CHOICE SEATS CORPORATION

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Treasurer, Vice President and
                                         Secretary


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